Company Contact:                           Porter, LeVay & Rose, Inc.

Martin Euler, CEO                          Marlon Nurse, VP - Investor Relations
                                           Jeff Myhre, VP - Editorial
Telephone:  281-261-7835                   212-564-4700
e-mail:  meuler@astratagroup.com



                                                           FOR IMMEDIATE RELEASE


       ASTRATA GROUP SECURES (euro)13.45 MILLION ORDER (US$16.93 million)
                    Order to Ship During Current Fiscal Year


NEW YORK, NY, June 14, 2006 - Astrata Group Incorporated (OTC BB: ATTG) an international provider of innovative location-based IT services and solutions that incorporate the use of GPS and wireless communications technologies, announced today that it has received a purchase order from AST Europe Group AB for 50,000 Fleet Management/AVL devices plus associated software. The order is expected to produce revenues of (euro)13.45 million, almost US$17 million, making it the largest order Astrata received to date. It is anticipated that delivery for all the units will be completed during the current fiscal year. No further details of the order were released.

Martin Euler, CEO of Astrata Group, said, "This order marks a milestone in the development of Astrata Group. We have spent much of the last year building our global strategy, reorganizing our infrastructure, and streamlining our sales efforts. For competitive reasons, the end-user has requested anonymity, but the sheer quantity of units ordered validates our approach."

Euler added, "This order changes the scale on which Astrata has operated until now. The revenue from this order is greater than Astrata's reported revenue during the first 3 quarters of its 2005 fiscal year -- and nearly 3 times the revenue from the telematics business segment -- meaning that our strategy to pursue large-scale, system-wide programs is becoming more achievable. This order begins the vindication of that shift in focus, and we believe that there are many more potential customers in the market whose needs are larger than those we have previously addressed."

Euler concluded, "As part of our strategic growth plan, we have begun to manufacture and ship our S-2 units, which are the next generation of Astrata's devices. The successful development of this version of our data device will help ensure that we are not made obsolete by technical refinements or developments."

                                     -more-
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About Astrata Group Incorporated
Astrata Group Incorporated (OTC BB: ATTG) is a US publicly listed company headquartered in the UK. Astrata is focused on advanced location-based IT services and solutions (GEO-IT) that combine GPS positioning, wireless communications (satellite or terrestrial) and geographical information technology, which together enable businesses and institutions to monitor, trace, or control the movement and status of machinery, vehicles, personnel or other assets. Astrata has designed, developed, manufactured and currently supports seven generations of GEO-IT systems with units deployed worldwide.

Astrata has offices throughout the world including the United States, Europe, Africa and Asia. For further information please visit www.astratagroup.com.



Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Astrata Group Incorporated (the "Company") to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to:
(i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company's ability to build and maintain the management and human resources and infrastructure necessary to support the anticipated growth of its business;
(iii) competitive factors and developments beyond the Company's control; and
(iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."


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